SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 22, 2000




                             C&D TECHNOLOGIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)




          Delaware                    1-9389                 13-3314599
          --------                    ------                 ----------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                       Identification Number)




1400 Union Meeting Road, Blue Bell, Pennsylvania                   19422
------------------------------------------------                   -----
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (215) 619-2700


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On February 22, 2000, the Board of Directors of C&D Technologies, Inc. (the "Company") declared a dividend of one common stock purchase right (a "Right") for each share of common stock, par value $.01 per share, (the "Common Stock") outstanding on March 3, 2000 (the "Record Date") to the stockholders of record on that date. Upon the occurrence of certain events, each Right will entitle the registered holder to purchase from the Company one one-hundredth of a share of Common Stock at a price of $300 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agents (the "Rights Agent").

     Until the earlier to occur of (i) 10 days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"):
(x) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such certificates, (y) new Common Stock certificates issued after March 3, 2000 will contain a notation incorporating the Rights Agreement by reference, and (z) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 2, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by the Right Certificate are or were at any time on or after the earlier of (i) the date of such event and (ii) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an associate or affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), the Rights owned or held by such Acquiring Person or an associate or affiliate of such Acquiring Person will become null and void, and any holder of such Rights will thereafter have no right to exercise such Rights.

     If, at any time after a person or group becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the Right.

     Unless the Board of Directors of the Company acts otherwise, if any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value equal to two times the Purchase Price of the Right. If the Company does not have sufficient shares of Common Stock to satisfy such obligation to issue shares of Common Stock, or if the Board of Directors so elects, the Company will deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the shares of Common Stock issuable upon exercise of a Right; provided that, if the Company fails to satisfy this obligation within 30 days after the later of (i) the first occurrence of an event triggering the right to purchase Common Stock and (ii) the date on which the Company's right to redeem the Rights expires, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, shares of Common Stock (to the extent available) and cash equal in value to the difference between the value of the shares of Common Stock otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend this 30-day period for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional shares of Common Stock to permit the issuance of shares of Common Stock upon the exercise in full of the Rights.

     At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Shares at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share, which may at the election of the Company be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

     At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that, from and after the time that any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

     Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     As of February 24, 2000, there were 13,044,257 shares of Common Stock outstanding and 905,102 shares held in the treasury. As of February 24, 2000, there were 2,026,593 shares of Common Stock reserved for issuance under the Company's stock option plans. Each outstanding share of Common Stock on March 3, 2000 will receive one Right. As long as the Rights are attached to the Common Stock and in certain other circumstances specified in the Rights Agreement, the Company will issue one Right for each share of Common Stock issued.

     The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to 10 days after the Distribution Date redeem all but not less than all the then outstanding Rights.

     The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Rights Certificate, is filed as Exhibit 4 hereto and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

         4 Rights Agreement dated as of February 22, 2000 between C&D Technologies, Inc. and ChaseMellon Shareholder Services, L.L.C., which includes as Exhibit A thereto the form of Rights Certificate. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement filed on February 28, 2000).

         99.1 Press release dated February 22, 2000 issued by the Company regarding adoption of the Rights Agreement

         99.2 Form of letter to be sent to the stockholders of the Company on or about March 3, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             C&D TECHNOLOGIES, INC.



Date: February 28, 2000                      By:/s/ Stephen E. Markert, Jr.
                                                ---------------------------

                                             Title:Vice President Finance
                                                   and CFO
                                                   ----------------------

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION

4 Rights Agreement dated as of February 22, 2000 between C&D Technologies, Inc. and ChaseMellon Shareholder Services, L.L.C., which includes as Exhibit B thereto the form of Rights Certificate. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement filed on February 28, 2000).

99.1 Press release dated February 22, 2000 issued by the Company regarding adoption of the Rights Agreement.

99.2 Form of letter to be sent to the stockholders of the Company on or about March 3, 2000.